Exhibit 32.1

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Star Maritime Acquisition Corporation (the “Company”) on Form 10-Q for the quarter ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of the undersigned’s knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company for the period certified.

Signed on this 16th day of August, 2006

/s/ Prokopios (Akis) Tsirigakis
Prokopios (Akis) Tsirigakis Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ George Syllantavos
George Syllantavos Chief Financial Officer (Principal Accounting Officer)